UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2020

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	OTC: QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2020, the Board of Directors (the “Board”) of Protagenic Therapeutics, Inc. (the “Company”) voted unanimously to:

●	Increase the size of the Board from five directors to six directors as permitted under Article II, Section 2 of the Company’s Bylaws, and
●	Appoint Jennifer Buell, Ph.D. as a member of the Board, effective immediately, to fill the vacancy created by such increase and to serve until the next annual meeting of shareholders.

Dr. Buell serves as the President and Chief Operating Officer of Agenus Inc.  Since 2013, Dr. Buell has served Agenus as the Head of Global R&D operations, Head of Research, and Chief External Affairs and Communications Officer. During her tenure, Dr. Buell advanced the expansion of Agenus from a neoantigen vaccine company to a global, fully-integrated platform company with a unique pipeline of immune modulating antibodies, adoptive cell therapies, adjuvants, and cancer vaccines. With over 20 years of biopharmaceutical R&D experience, Dr. Buell has a proven record of success in R&D leadership, most recently at Agenus, where she has led high performing teams in outpacing large pharmaceutical companies in advancing novel therapies to the clinic through Agenus’ proprietary pipeline and in collaboration with Incyte, Merck, and Gilead. Prior to joining Agenus, Dr. Buell held leadership positions in R&D operations at Bristol-Myers Squibb and was later responsible for Programs and Alliances at Harvard Clinical (Baim), where she led the strategy and operations of a portfolio of programs in oncology, neurology, nephrology, and cardiometabolic diseases. Dr. Buell obtained her PhD in Cellular, Biochemical, and Molecular Biochemistry with an MS in Biostatistics from Tufts University in Boston, Massachusetts.

In recognition of her service as a clinical consultant to the Company, Dr.Buell was issued options to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.75 per share. The options vest as follows: monthly over 48 months. In recognition of her upcoming service as a Director of the Company, Dr. Buell was issued 45,000 options that vest monthly over 12 months. In each case the vesting commenced on the date of grant, July 18, 2020.

Dr. Buell was also appointed to serve on two Committees of the Board – the Nominating and Corporate Governance Committee and the Science Committee.

The four Committees of the Board are currently comprised as follows:

Audit Committee

Brian Corvese (Chair)

Khalil Barrage

Compensation Committee

Khalil Barrage (Chair)

Brian Corvese

Josh Silverman

Nominating and Corporate Governance Committee

Josh Silverman (Chair)

Brian Corvese

Jennifer Buell, PhD

Science Committee

Jennifer Buell, PhD (Chair)

Robert Stein, MD, PhD

Garo Armen, PhD

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: July 21, 2020	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer

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